Exhibit 107

Calculation of Filing Fee Table

FORM S-1

(Form Type)

AYTU BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)			$2,760,000	0.00015310	$422.56
	Other	Prefunded Warrants to purchase shares of Common Stock (3)	Other			-
	Equity	Common Stock underlying the Prefunded Warrants(3)	457(o)			-
	Total Offering Amounts					$2,760,000	0.00015310	$422.56
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$422.56

(1)

Represents only the additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”) being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended, (File No. 333-287728) (the “Prior Registration Statement”), which was declared effective by the United States Securities and Exchange Commission on June 5, 2025.

(2)

The Registrant previously registered an aggregate of $13,800,000 of its Common Stock on the Prior Registration Statement, for which the Registrant previously paid a filing fee of $2,112.78. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having the proposed maximum aggregate offering price of $2,760,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

(3)

The proposed maximum aggregate offering price of the shares of Common Stock will be reduced on a dollar-for-dollar basis based on the offering price of any prefunded warrants issued in the offering, and the proposed maximum aggregate offering price of the prefunded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any shares of Common Stock issued in the offering.